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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of NextMedia Operating, Inc. of our reports dated February 25, 2002, and June 6, 2001 relating to the financial statements of PNEH Carve-Out Businesses and Pinnacle Broadcasting Company, respectively, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado
March 14, 2002